Exhibit 10.2

Jackson Acquisition Company
2655 Northwinds Parkway
Alpharetta, GA 30009

Re: Initial Public Offering

Ladies and Gentlemen:

This letter (this “Letter Agreement”) is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) to be entered into by and between Jackson Acquisition Company, a Delaware corporation (the “Company”), and BofA Securities, Inc., as underwriter (the “Underwriter”), relating to an underwritten initial public offering (the “Public Offering”) of up to 34,500,000 of the Company’s units (the “Units”) (including up to 4,500,000 units that may be purchased to cover over-allotments, if any, at the option of the Underwriter (the “over-allotment option”)), each comprised of one share of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), and one-third of one redeemable warrant. Each whole warrant (a “Warrant”) entitles the holder thereof to purchase one share of Common Stock at a price of $11.50 per share, subject to adjustment. The Units will be sold in the Public Offering pursuant to a registration statement on Form S-1 and prospectus (the “Prospectus”) filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”), and the Company has applied to have the Units listed on the New York Stock Exchange. Certain capitalized terms used herein are defined in paragraph 11 hereof.

In order to induce the Company and the Underwriter to enter into the Underwriting Agreement and to proceed with the Public Offering and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, RJ Healthcare SPAC, LLC (the “Sponsor”) and each of the undersigned individuals, each of whom is a member of the Company’s board of directors and/or an officer of the Company (each, an “Insider” and collectively, the “Insiders”), each hereby severally (and not jointly) agrees with the Company as follows:

1.          The Sponsor and each Insider agrees that if the Company seeks stockholder approval of a proposed Business Combination, then in connection with such proposed Business Combination, it, he or she shall (i) vote any shares of Capital Stock owned by it, him or her in favor of any proposed Business Combination and (ii) not redeem any shares of Capital Stock owned by it, him or her in connection with such stockholder approval. If the Company seeks to consummate a proposed Business Combination by engaging in a tender offer for Common Stock, the Sponsor and each Insider agrees that it, he or she will not sell or tender any shares of Capital Stock owned by it, him or her in connection therewith. As used in this Letter Agreement, references to Capital Stock, Warrants or other securities "owned" by any person or entity and similar references mean any direct or indirect legal, record or beneficial ownership.

2.          The Sponsor and each Insider hereby agrees that in the event that the Company fails to consummate its initial Business Combination within 24 months from the closing of the Public Offering, or such later period approved by the Company’s stockholders in accordance with the Company’s amended and restated certificate of incorporation (the “Charter”), the Sponsor and each Insider shall take all reasonable steps to cause the Company to (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than 10 business days thereafter, subject to lawfully available funds therefor, redeem 100% of the Common Stock sold as part of the Units in the Public Offering (the “Offering Shares”), at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (less up to $100,000 of interest to pay dissolution expenses and which interest shall be net of taxes payable), divided by the number of then issued and outstanding Offering Shares, which redemption will completely extinguish all Public Stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. The Sponsor and each Insider agree to not propose any amendment to the Charter (A) that would modify the substance or timing of the Company’s obligation to allow redemption of the Offering Shares in connection with the Company’s initial Business Combination or to redeem 100% of the Offering Shares if the Company does not complete its initial Business Combination within 24 months from the closing of the Public Offering, or (B) with respect to any other provision relating to stockholders’ rights or pre-initial Business Combination activity, unless the Company provides its Public Stockholders with the opportunity to redeem their Offering Shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (which interest shall be net of taxes payable), divided by the number of then issued and outstanding Offering Shares.

The Sponsor and each Insider acknowledges and agrees that it, he or she has no right, title, interest or claim of any kind in or to any monies held in, or any liquidating distributions from, the Trust Account as a result of any liquidation of the Company with respect to the Founder Shares held by it, him or her at any time and, without limitation of the foregoing, waives any such right, title, interest or claim. The Sponsor and each Insider hereby further waives, with respect to any shares of Capital Stock held by it, him or her, if any, at any time, any redemption rights it, he or she may have in connection with (x) the consummation of a Business Combination, including, without limitation, any such rights available in the context of a stockholder vote to approve such Business Combination or in the context of a tender offer made by the Company to purchase shares of Common Stock and (y) a stockholder vote to approve an amendment to the Charter (i) to modify the substance or timing of the Company’s obligation to allow redemption of Offering Shares in connection with the Company’s initial Business Combination or to redeem 100% of the Offering Shares if the Company does not complete a Business Combination within 24 months of the closing of the Public Offering or (ii) with respect to any other provision relating to stockholders’ rights or pre-initial Business Combination activity (although the Sponsor, the Insiders and their respective affiliates shall be entitled to redemption and liquidation rights with respect to any Offering Shares it or they hold if the Company fails to consummate a Business Combination within 24 months from the closing of the Public Offering).

3.          Without limitation to the provisions set forth in paragraphs 7(a) and (b) below, during the period beginning on and including the date of the Underwriting Agreement through and including the day that is 180 days after such date, the Sponsor and each Insider will not, without the prior written consent of the Underwriter, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any Units, shares of Capital Stock, Warrants, Working Capital Warrants, Private Placement Warrants or other warrants of the Company or any securities convertible into, or exercisable or exchangeable for, Units, shares of Capital Stock, Warrants, Working Capital Warrants, Private Placement Warrants or other warrants of the Company, or file or confidentially submit or cause to be filed or confidentially submitted any registration statement under the Securities Act of 1933, as amended (the “Securities Act”), with respect to any of the foregoing securities or register any of the foregoing securities pursuant to a registration statement filed under the Securities Act , or publicly disclose any intention to undertake any of the foregoing, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of any Units, shares of Capital Stock, Warrants, Working Capital Warrants, Private Placement Warrants or other warrants of the Company, whether any such swap, agreement  or transaction described in clause (i) or (ii) above is to be settled by delivery of Units, shares of Capital Stock, Warrants, Working Capital Warrants, Private Placement Warrants, other warrants of the Company or other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the forfeiture of Founder Shares if the Underwriter does not exercise its over-allotment option in full, (B) any transfer of Founder Shares to any current or future independent directors of the Company (so long as each such current or future independent director is, at the time of such transfer, a party to this Letter Agreement or a written agreement (which may be an amendment or supplement to this Letter Agreement or a substantially identical agreement) delivered to the Company prior to such transfer agreeing to be bound by and comply with all of the terms and provisions of this Letter Agreement that are applicable to Insiders (including, without limitation, the transfer restrictions set forth in this paragraph 3 and paragraph 7 hereof), and making the representations and warranties set forth in this Letter Agreement that are made by Insiders; (C) any offer of securities that may be issued by the Company in connection with a Business Combination if such offer is made on behalf of the Company, or (D) any transfer of Founder Shares or Private Placement Warrants, or any shares of Common Stock issued or issuable upon the conversion of Founder Shares, to any Permitted Transferee (as defined below) described in, and in accordance with,any of clauses (c), (d), (e), (f) or (h) of paragraph 7(c) hereof (provided, however, that , in the case of any transfer pursuant to any of clauses (c)-(e) of paragraph 7(c), the transferee is, at the time of such transfer, a party to this Letter Agreement or enters into and delivers to the Company, at or prior to the time of such transfer, a written agreement (which may be an amendment or supplement to this Letter Agreement or a substantially identical agreement) agreeing to be bound by and comply with all of the terms and provisions of this Letter Agreement that are applicable to Insiders (or, if such transferee is the Sponsor, that are applicable to the Sponsor) (including, without limitation, the transfer restrictions set forth in this paragraph 3 and paragraph 7 hereof), and, if such transferee is the Sponsor or an officer or director of the Company, making applicable representations and warranties set forth in this Letter Agreement; provided, however, that, to the extent that any reporting obligation under Section 16 of the Securities Exchange Act of 1934, as amended, is triggered as a result of any transfer described in clause (A), (B) or (D) of this sentence, any related filing under such Section 16 includes a practical explanation as to the nature of the transfer). "Working Capital Warrants" means any warrants to purchase capital stock issued by the Company upon the conversion of working capital loans (“Working Capital Loans”) made to the Company by the Sponsor, any Insiders, or their respective affiliates.

4.          In the event of the liquidation of the Trust Account, the Sponsor (which for purposes of clarification shall not extend to any other shareholders, members, officers or managers of the Sponsor) agrees to indemnify and hold harmless the Company against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) to which the Company may become subject as a result of any claim by (i) any third party for services rendered (other than the Company’s independent registered public accountants) or products sold to the Company or (ii) a prospective target business with which the Company has discussed entering into a transaction agreement (a “Target”); provided, however, that such indemnification of the Company by the Sponsor shall apply only to the extent necessary to ensure that such claims by a third party for services rendered (other than the Company’s independent registered public accountants) or products sold to the Company or a Target do not reduce the amount of funds in the Trust Account to below (i) $10.00 per Offering Share or (ii) such lesser amount per Offering Share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets (in each case, net of the amount of interest earned on the property in the Trust Account which may be withdrawn to pay taxes), except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the Company’s indemnity of the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended, pursuant to the Underwriting Agreement. In the event that any such executed waiver is deemed to be unenforceable against such third party, the Sponsor shall not be responsible to the extent of any liability for such third party claims. The Sponsor shall have the right to defend against any such claim with counsel of its choice reasonably satisfactory to the Company if, within 15 days following written receipt of notice of the claim to the Sponsor, the Sponsor notifies the Company in writing that it shall undertake such defense. For the avoidance of doubt, none of the Company’s officers of directors will indemnify the Company for claims by third parties, including, without limitation, claims by vendors and prospective Targets.

5.          To the extent that the Underwriter does not exercise in full its over-allotment option to purchase up to an additional 4,500,000 Units within 45 days from the date of the Prospectus (as further described in the Prospectus), the Sponsor agrees to forfeit, at no cost, a number of Founder Shares in the aggregate equal to the product of 1,125,000 multiplied by a fraction, (i) the numerator of which is 4,500,000 minus the number of Units, if any, purchased by the Underwriter upon the exercise of its over-allotment option, and (ii) the denominator of which is 4,500,000. The forfeiture will be adjusted to the extent that the over-allotment option is not exercised in full by the Underwriter so that the aggregate number of outstanding Founder Shares will equal 20.0% of the Company’s total issued and outstanding shares of Capital Stock after the Public Offering. To the extent that the size of the Public Offering is increased or decreased, the Company will effect a recapitalization or share repurchase, redemption or stock split or other appropriate mechanism, as applicable, immediately prior to the consummation of the Public Offering in such amount as to maintain the number of outstanding Founder Shares at 20.0% of the total number of issued and outstanding shares of Capital Stock upon the consummation of the Public Offering. In connection with such increase or decrease in the size of the Public Offering, (A) references to 4,500,000 in the numerator and denominator of the formula in the first sentence of this paragraph shall be changed to a number equal to 15% of the number of shares of Common Stock included in the Units issued in the Public Offering (assuming no exercise of the over-allotment option), and (B) the reference to 1,125,000 in the formula set forth in the first sentence of this paragraph shall be adjusted to such number of Founder Shares that the Sponsor would have to return to the Company in order to hold (with all of the other holders of Founder Shares) an aggregate of 20.0% of the total number of issued and outstanding shares of Capital Stock upon consummation of the Public Offering (assuming no exercise of the over-allotment option).

6.          The Sponsor and each Insider hereby agrees and acknowledges that: (i) the Underwriter and the Company would be irreparably injured in the event of a breach by such Sponsor or an Insider of its, his or her obligations under paragraphs 1, 2, 3, 4, 5, 7(a), 7(b), and 9, as applicable, of this Letter Agreement, (ii) monetary damages may not be an adequate remedy for such breach and (iii) the non-breaching party shall be entitled, to the extent permitted by applicable law, injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach.

7.          (a) The Sponsor and each Insider agree that it, he or she shall not Transfer (as defined below) any Founder Shares (or shares of Common Stock issued or issuable upon conversion thereof) until the earlier of (A) one year after the completion of the Company’s initial Business Combination and (B) subsequent to the initial Business Combination, (x) if the last reported sale price of the Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, consolidations, reorganizations, recapitalizations and other similar transactions) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Company’s initial Business Combination or (y) the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Public Stockholders having the right to exchange their shares of Common Stock for cash, securities or other property (the “Founder Shares Lock-up Period”).

(b)          The Sponsor and each Insider agree that it, he or she shall not Transfer any Private Placement Warrants (or shares of Common Stock issued or issuable upon the exercise of the Private Placement Warrants) until 30 days after the completion of the initial Business Combination (the “Private Placement Warrants Lock-up Period”, together with the Founder Shares Lock-up Period, the “Lock-up Periods”).

(c)          Notwithstanding the provisions set forth in paragraphs 7(a) and (b), Transfers of the Founder Shares, Private Placement Warrants and shares of Common Stock issued or issuable upon the exercise or conversion of the Private Placement Warrants or Founder Shares and that are held by the Sponsor, any Insider or any of their Permitted Transferees (that have complied with this paragraph 7(c)), are permitted (a) to the Company’s officers or directors, any affiliates or family members of any of the Company’s officers or directors, the Sponsor, any members of the Sponsor, or any affiliates of the Sponsor; (b) in the case of an individual, by gift to a member of the individual’s immediate family, or to a trust, the beneficiary of which is a member of the individual’s immediate family or an affiliate of such person, or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made in connection with the consummation of the initial Business Combination at prices no greater than the price at which the securities were originally purchased; (f) in the event of the Company’s liquidation prior to the completion of an initial Business Combination; (g) by virtue of the laws of the State of Delaware or the Sponsor’s limited liability company agreement upon dissolution of the Sponsor; or (h) in the event of the Company’s completion of a liquidation, merger, share exchange, reorganization or other similar transaction which results in all of the Company’s Public Stockholders having the right to exchange their shares of Common Stock for cash, securities or other property subsequent to the completion of the initial Business Combination (the transferees referred to in clauses (a)-(h) above are called “Permitted Transferees”); provided, however, that, in the case of clauses (a)-(e) and clause (g) above, these Permitted Transferees must enter into and deliver to the Company, at or prior to the time of the applicable Transfer, a written agreement agreeing to be bound by the transfer restrictions set forth in paragraph 3 and this paragraph 7 and the other provisions of this Letter Agreement applicable to Insiders.

8.          The Sponsor and each Insider represent and warrant that it, he or she has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked. Each Insider’s biographical information furnished to the Company (including any such information included in the Prospectus) is true and accurate in all material respects and does not omit any material information with respect to the Insider’s background necessary to make such biographical information, in light of the circumstances in which such information is being presented in the Prospectus, not misleading. Each Insider’s questionnaire furnished to the Company is true and accurate in all material respects. Each Insider represents and warrants that: he or she is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction; he or she has never been convicted of, or pleaded guilty to, any crime (i) involving fraud, (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and he or she is not currently a defendant in any such criminal proceeding.

9.          Except as disclosed in, or as expressly contemplated by, the Prospectus, neither the Sponsor nor any Insider nor any affiliate of the Sponsor or any Insider, nor any director or officer of the Company, shall receive from the Company any finder’s fee, reimbursement, consulting fee, monies in respect of any repayment of a loan or other compensation prior to, or in connection with, any services rendered in order to effectuate the consummation of the Company’s initial Business Combination (regardless of the type of transaction that it is). In the event that the Company shall issue any Working Capital Warrants upon conversion of any Working Capital Loans, not more than $1.5 million of such loans may be converted into Working Capital Warrants, such conversion shall only occur at or after the time the Business Combination is completed, the conversion price shall be $1.50 per Working Capital Warrant and such Working Capital Warrants shall be identical to the Private Placement Warrants, including, without limitation, as to exercise price, exercisability and exercise.

10.          The Sponsor and each Insider has full right and power, without violating any agreement to which it, he or she is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Letter Agreement and, as applicable, to serve as an officer and/or a director on the board of directors of the Company and hereby consents to being named in the Prospectus as an officer and/or a director of the Company.

11.          As used herein, (i) “Business Combination” shall mean a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, involving the Company and one or more businesses; (ii) “Capital Stock” shall mean, collectively, the Common Stock and the Founder Shares; (iii) ”Founder Shares” shall mean the 8,625,000 outstanding shares of the Company’s Class B common stock, par value $0.0001 per share, (up to 1,125,000 of which shares are subject to forfeiture if the Underwriter’s over-allotment option is not exercised by the Underwriter in whole or in part) (subject to adjustment to the numbers of shares in this clause (iii) pursuant to paragraph 5 of this Letter Agreement if the size of the Public Offering is increased or decreased); (iv) “Initial Stockholders” shall mean the Sponsor, the Insiders and any other holder of Founder Shares immediately prior to the consummation of the Public Offering; (v) “Private Placement Warrants” shall mean the warrants to purchase up to 5,666,667 shares of Common Stock (or 6,266,667 shares of Common Stock if the over-allotment option is exercised in full) that the Sponsor has agreed to purchase from the Company for an aggregate purchase price of approximately $8,500,000 in the aggregate (or approximately $9,400,000 if the over-allotment option is exercised in full), or $1.50 per warrant, in a private placement that shall occur simultaneously with the consummation of the Public Offering (subject to possible adjustment to the numbers of shares and dollar amounts (other than $1.50 per warrant) set forth in this clause (v) if the size of the Public Offering is increased or decreased); (vi) “Public Stockholders” shall mean the holders of Offering Shares; (vii) “Trust Account” shall mean the trust fund into which a portion of the net proceeds of the Public Offering and the sale of the Private Placement Warrants shall be deposited; and (viii) “Transfer” shall mean the (a) sale, transfer or assignment of, offer to sell, contract or agreement to sell, hypothecation, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, any Capital Stock, Private Placement Warrants or other securities of the Company, or the establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, with respect to any Capital Stock, Private Placement Warrants or other securities of the Company, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Capital Stock, Private Placement Warrants or other securities of the Company, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Capital Stock, Private Placement Warrants or other securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b).

12.          This Letter Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by (1) each Insider that is the subject of any such change, amendment, modification or waiver, (2) the Sponsor and (3) the Company.

13.          Except as otherwise provided herein, no party hereto may assign either this Letter Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other parties. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Letter Agreement shall be binding on the Company, the Sponsor and each Insider and their respective successors, heirs and assigns and Permitted Transferees.

14.          Nothing in this Letter Agreement shall be construed to confer upon, or give to, any person or entity other than the parties hereto any right, remedy or claim under or by reason of this Letter Agreement or of any covenant, condition, stipulation, promise or agreement hereof. All covenants, conditions, stipulations, promises and agreements contained in this Letter Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors, heirs, personal representatives and assigns and Permitted Transferees.

15.          This Letter Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. The words “executed”, “execution,” “signed,” “signature,” and words of like import in this Letter Agreement or in any certificate, agreement or document related to this Letter Agreement shall include images of manually executed signatures transmitted by facsimile, email or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) but shall not include (nor shall this Letter Agreement be executed by means of) electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of signatures transmitted electronically and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

16.          This Letter Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Letter Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend, to the extent permitted by applicable law, that there shall be added as a part of this Letter Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

17.          This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. To the extent permitted by applicable law, the parties hereto (i) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Letter Agreement shall be brought and enforced in the courts of New York City, in the State of New York, and irrevocably submit to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waive any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

18.          Each party hereto shall not be liable for any breaches or misrepresentations contained in this Letter Agreement by any other party to this Letter Agreement (including, for the avoidance of doubt, any Insider with respect to any other Insider), and no party shall be liable or responsible for the obligations of another party, including, without limitation, indemnification obligations and notice obligations.

19.          Any notice, consent or request to be given in connection with any of the terms or provisions of this Letter Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or facsimile or other electronic transmission.

20.          This Letter Agreement shall terminate on the earlier of (i) the expiration of the Lock-up Periods or (ii) the liquidation of the Company; provided, however, that this Letter Agreement shall earlier terminate in the event that the Public Offering is not consummated and closed (other than any exercise of the over-allotment option) by June 30, 2021; provided further that paragraph 4 of this Letter Agreement shall survive such liquidation for a period of six years.

[Signature Page Follows]

Sincerely,

RJ HEALTHCARE SPAC, LLC

By:
Name: Richard L. Jackson
Title: Managing Member

Insiders

Name: John Ellis “Jeb” Bush

Name: Richard L. Jackson

Name: Douglas B. Kline

Name: David A. Perdue, Jr.

Name: Marilyn B. Tavenner

Name: Carlos A. Migoya

[Signature Page to Letter Agreement]

Acknowledged and Agreed:

JACKSON ACQUISITION COMPANY

By:
Name: Richard L. Jackson
Title: President and Chief Executive Officer

[Signature Page to Letter Agreement]